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EXHIBIT 3.1

AMENDMENT TO
ARTICLES OF INCORPORATION
OF
ATLANTIS INTERNATIONAL CORPORATION

        The location of the principal office in this State is at 700 Park Avenue, City of Plainfield, County of Union and State of New Jersey.

        The name of the agent therein and in charge thereof upon whom process against this Corporation may be served is David H. Rothberg, Esq.

RESOLUTION OF DIRECTORS

        The Board of Directors of Atlantis International Corporation a corporation of New Jersey, on this 22nd day of March, 1965, does hereby resolve and declare that it is advisable that the Corporation amend Articles V and XVII of the Certificate of Incorporation of this Corporation as heretofore amended, which now read as follows:

"ARTICLE V

        "The total authorized capital stock of the surviving Corporation shall be One Hundred Thousand Dollars ($100,000.00) divided into 2,000,000 shares of the par value of five cents ($0.05) each, all of which shall be common stock."

"ARTICLE XVII

        "The Corporation which shall survive this merger shall indemnify and hold harmless each person who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims and liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a director or officer of the Corporation, or by reason of any action alleged to have bean heretofore or hereafter taken or omitted by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connect ion with any claim or liability arising out of his own negligence or willful misconduct.

        "The rights accruing to any person under the foregoing provisions of this Article shall not exclude any other rights to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment under this Article XVII, or in refusing so to do, in reliance upon the advice of counsel."

and inserting in place thereof:

"ARTICLE V

        "The total authorized capital stock of the surviving Corporation shall be One Hundred Thousand Dollars ($100,000.00) divided into 2,000,000 shares of the par value of five cents ($0.05) each, all of which shall be common stock.

        "The holders of the common stock shall be entitled to dividends if, as and when declared by the Board of Directors, out of funds legally available therefore. Each share of common stock shall entitle its holder to cast one vote at all regular and special meetings of stockholders and in the election of directors, which shall not be by cumulative vote. Upon liquidation of the Corporation the assets of the Corporation remaining after payment to creditors shall belong to the holders of the common stock, share and I share alike. No stockholder of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof, other than such, if any, and at such price as the Board of Directors, in its discretion, from time to time may determine pursuant to the authority hereby conferred by the Certificate of Incorporation, and the.Board of Directors may issue stock of the Corporation, or obligations convertible into stock, without offering such issue of stock, either in whole or in part, to the stockholders of the Corporation. Should the Board of Directors, as to any portion of the stock of the Corporation, whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, offer the same to the stockholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such stock or obligations without so offering the same to the stockholders. The acceptance of stock in the Corporation shall be a waiver of any such preemptive or preferential right. Holders of the common stock shall not be liable for further calls or assessments and the common stock shall have no redemption provisions.

        "All dividends declared or distributions authorized, with respect to any capital stock of the Corporation of any class, which remain unclaimed for a period of five years and not withstanding that such funds may have been theretofore segregated, shall belong to the Corporation free from any claims thereto of the holders of the stock on which such dividends are declared or authorized."

"ARTICLE XVII

        "Any present or future director or officer of the Corporation, and any present or future director or officer of any other corporation, serving as such at the request of the Corporation because of the Corporation's interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the Corporation against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer;

        (1)   provided said action, suit or proceeding shall be prosecuted against such director or officer, or against his legal representative to final determination, and it, shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director or officer; or

        (2)   said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding. The foregoing shall be in addition to, and not in restriction or limitation of, any other privilege or power of the Corporation with respect to the indemnification or reimbursement of directors, officers and employees."

and, further, that this Board of Directors does hereby resolve and declare it advisable that the said Certificate of Incorporation of [this Corporation, as heretofore amended, be further amended by adding a new Article XX, to read as follows:

"ARTICLE XX

        "The power to alter, amend or repeal the by-laws or to adopt raw by-laws shall be vested in the Board of Directors, provided, however, that any by-law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by the vote of the stockholders entitled to vote for the election of directors, or a new by-law in lieu thereof may be adopted by such stockholders. No by-law which has been altered, amended or adopted by such vote of the stockholders may be altered, amended or repealed by vote of directors until 1 year shall have expired since such action by vote lot such stockholders.

        "The Board of Directors shall have the authority to create optional rights to purchase or subscribe, or both, to stock of any class or classes on such terms, at such prices, in such manner and at such time or times as the Board of Directors shall deem to be for the best interests of the Corporation, and to issue such warrants or other evidence of such rights and, further, to issue bonds, debentures or other obligations convertible into stock of any class or bearing warrants or other evidence of optional rights to purchase or subscribe, or both, to stock of any class upon the terms, in the manner and under the conditions as shall be fixed by the Board of Directors prior to the issue thereof.

        "Any action which, at any meeting of stockholders, requires the vote, assent or consent of two-thirds in interest of all of the stockholders, or of two-thirds in interest of each class of stockholders having voting powers, or which requires such assent of and the assent given and filed, may be taken upon the assent of and the assent given and filed, as the case may be, by two thirds in interest of the stockholders present and voting at such meeting in person or by proxy, but where assent by classes is required such assent shall be given by two-thirds in interest of each class so present and voting."

and further resolved that the Board of Directors deems it advisable that the Certificate of Incorporation as heretofore amended be further amended by adding to the objects for which the Corporation was formed the following additional objects:

"ARTICLE III

        "Directly, or through ownership of stock in any corporation, to purchase, lease, exchange or otherwise acquire real estate and property, either improved or unimproved, and any interest therein to own, hold, control, maintain, manage and develop the same; to erect, construct, maintain, improve, rebuild, enlarge, alter, manage, operate and control all kinds of buildings, houses, hotels, apartments, stores, offices, warehouses, mills, shops, factories, machinery and plants, any lands owned, held or leased by the Corporation, or upon any other lands; to lease or sublet offices, stores, apartments and other space in such building or buildings, and to sell, lease, sublet, mortgage, exchange, assign, transfer, convey, pledge or otherwise alienate or dispose of any of such real estate and property, and any interest therein.

        "Directly, or through ownership of stock in any corporation, to purchase or otherwise acquire, hold, manufacture, sell, exchange, mortgage, pledge, hypothecate, deal in and dispose of commodities, building materials and other personal and real property of every kind, and any interest therein.

        "To purchase or otherwise acquire, hold, sell, exchange, pledge, hypothecate, underwrite, deal in and dispose of stocks, bonds, notes, debentures or other evidences of indebtedness and obligations and securities of any corporation, company, association, partnership, syndicate, entity or person, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative subdivision or department thereof, and certificates or receipts of any kind representing or evidencing any interest in such stocks, bonds, notes, debentures, evidences of indebtedness, obligations or securities to issue its own shares of stock, bonds, notes, debentures or other evidences of indebtedness and obligations and securities for the acquisition of any such stocks, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates or receipts purchased or acquired by it; and, while the owner or holder of any such stocks, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates or receipts, to exercise all the rights of ownership in respect thereof; and to aid by loan, subsidy, guaranty or otherwise, those issuing, creating or responsible for any such stocks, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates or receipts.

        "To purchase or otherwise acquire, hold, exchange, pledge, hypothecate, sell, deal in and dispose of mortgages covering any kind of property, tax liens and transfers of tax liens on real estate.

        "To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute, issue and grant promissory notes, drafts, bills of exchange, warrants, options, bonds, debentures and other negotiable or non-negotiable instruments, evidences of indebtedness and agreements to secure the payment thereof and of the interest thereon and the performance thereof by mortgage upon, or pledge, conveyances or assignment in trust of, the whole or any part of the assets of the Corporation, whether at the time owned or thereafter acquired; and to sell, pledge or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

        "To transact a general real estate agency and brokerage business, buying, selling and dealing in real estate and real property and any interest therein, on commission or otherwise, and renting, and managing real estate, and to act as agent, nominee or attorney in fact for any persons or corporations in buying, selling, holding and dealing in real estate and any interest therein and chooses in action secured thereby, and other personal property collateral thereto, and in supervising, managing and protecting such property and any interest therein and claims affecting same.

        "To make any guarantee respecting dividends, stocks, securities, indebtedness, interest, contracts or other obligations so far as same may be permitted to be done by corporations organized under the New Jersey Revised Statute.

        "To exercise all or any of the corporate powers, and to carry out all or any of the purposes enumerated in the Corporation's Certificate of Incorporation as heretofore amended and herein or otherwise granted or permitted by law, while acting as agent, nominee or attorney in fact for any persons or corporations, and to perform any service under contract or otherwise for any corporation, joint stock companies, associations, partnership, firm, syndicate, individual or other entity, and in such capacity or under such arrangement to develop, improve, stabilize, strengthen or extend the property and commercial interests therein, and to aid, assist or participate in any lawful enterprises in connection therewith or incidental to such agency, representation or service, and to render any other service or assistance insofar as it lawfully may under the Stock Corporation Law.

        "To exercise all or any of its corporate powers and rights in the State of New Jersey, other states, the District of Columbia the territories, possessions or dependencies of the United States and in foreign countries, but only in the manner and to the extent permitted by the respective laws, and to establish and maintain offices and agencies within and anywhere outside of the State of New Jersey.

        "To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers set forth in the Corporation's Certificate of Incorporation as heretofore amended and herein set forth, either alone or associated with others, and incidental »r pertaining to, or growing out of, or connected with, its business or powers, provided the same be not inconsistent with the laws of the State of New Jersey. Nothing here in contained shall be deemed or construed as authorizing or permitting, or purporting to authorize or permit, the Corporation to carrion any business, exercise any power, or do any act which the Corporation may not, under the New Jersey Revised Statute, lawfully carry on, exercise or do.

        "The provisions in the clauses contained in this article are to be construed both as purposes and powers and shall, except when otherwise expressed in this article, be in no wise limited or restricted by reference to or inference from the terms of any other clause of this or of any other article of this certificate, but each of the purposes and powers specified in this article shall be regarded as independent purposes and powers; and the specification herein contained of particular powers is not intended to be, and shall not be held to be, in limitation of the general powers here in contained, or in limitation of the powers granted to corporations under the laws of the State of New Jersey, but is intended to be, and shall be held to be, in furtherance thereof."

and do hereby call a special meeting of stockholders to be held at the offices of the Corporation in the City of Plainfield, State of New Jersey, on the 30th day of April, 1965, at 11 o'clock in the forenoon, to take action upon the above resolutions, and that all stockholders of record as of the close of business April 2, 1965, be entitled to notice of and to vote at the said special meeting.

CERTIFICATE OF CHANGE

        ATLANTIS INTERNATIONAL CORPORATION, a corporation of New Jersey, does hereby certify that it has amended Articles III, V and XVII of its Certificate of Incorporation as heretofore amended and has added a new Article U to said Certificate of Incorporation as heretofore amended, all of said amendments to read as above recited, and that such amendments have been declared by the Board of Directors of said Corporation to be advisable and have been duly and regularly assented to by the vote of two-thirds in Interest of the stockholders having voting powers at a meeting duly called by the Board of Directors for that purpose and held at the principal office of said Corporation, 700 Park Avenue, Plainfield, New Jersey, on the 30th day of April, 1965.

        IN WITNESS WHEREOF said ATLANTIS INTERNATIONAL CORPORATION has made this Certificate under its seal and the hands of its President and Assistant Secretary the 13th day of May, 1965.

ATTEST:	David H. Rothberg President

Shirley Leibowitz
  Asst. Secretary

STATE OF NEW JERSEY	§
§
COUNTY OF UNION	§

BE IT REMEMBERED, that on this 13th day of May, 1965 before me, the subscriber A Notary Public of the State of New Jersey
personally appeared    SHIRLEY LEIBOWITZ

Assistant Secretary of ATLANTIS INTERNATIONAL CORPORATION, the corporation named in and which executed the foregoing certificate, who, being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Assistant Secretary of said Corporation; that the seal affixed to said corporation's certificate is the corporate seal of said Corporation, the same being well known to him; that it was affixed by order of said Corporation; that DAVID H. ROTHBERG is President of said Corporation; that he saw said DAVID H. ROTHBERG, as such President, sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered said certificate as the voluntary act and deed of said Corporation, by its order and by authority of its Board of Directors and by the vote, either in person or by proxy, duly constituted and there unto duly authorized, of more than two-thirds in interest of each class of said stockholders having voting powers, for the uses and purposes therein expressed; and that said

SHIRLEY LEIBOVITZ signed her name thereto at the same time as subscribing witness.

Subscribed and sworn to before
me the day and year aforesaid.	Shirley Leibovitz SHIRLEY LEIBOVITZ
Doris D. Ross Notary Public of New Jersey My Commission Expired Feb. 21, 1969

QuickLinks

  EXHIBIT 3.1
AMENDMENT TO ARTICLES OF INCORPORATION OF ATLANTIS INTERNATIONAL CORPORATION
RESOLUTION OF DIRECTORS
"ARTICLE V
"ARTICLE XVII
"ARTICLE V
"ARTICLE XVII
"ARTICLE XX
"ARTICLE III
CERTIFICATE OF CHANGE